EXHIBIT 1 TO SCHEDULE 13G/A
                             JOINT FILING AGREEMENT

         The undersigned agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934 the statement dated January 16, 2007 containing the information required by Schedule 13G, relating to the common stock of YP Corp., on behalf of the undersigned.

         Dated: January 16, 2007



                                        Grand Slam Asset Management, LLC


                                        By:/s/ Mitchell Sacks
                                           -----------------------------------
                                           Name:  Mitchell Sacks
                                           Title: Member



                                        Grand Slam Capital Master Fund, Ltd.


                                        By:/s/ Mitchell Sacks
                                           -----------------------------------
                                           Name:  Mitchell Sacks
                                           Title: Director